PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (the "Agreement") is made this 5th day of September, 2007, by and between CORPORACION DELINC S.A. de C.V, a Mexican corporation with a place of business at Maquilpark, Reynosa, 88780, Tamaulipas, MEXICO (the “Mexican Subsidiary”) and JMC VENTURE PARTNERS LLC, with a place of business at 2 Oliver Street, Boston, Massachusetts 02109 (the "Lender").

RECITALS

WHEREAS, on the date hereof Lender loaned to DEL-INC ACQUISITION LLC (the “Borrower”) a total of two million seven hundred and fifty thousand dollars ($2,750,000) pursuant to that certain (i) $2,750,000 Secured Promissory Note, dated as of the date hereof, from Borrower in favor of Lender (as the same may be amended from time to time the “Note”), (ii) Secured Promissory Note Loan, Pledge and Security Agreement, dated as of the date hereof (as the same may be amended from time to time the “Loan Agreement”), and (iii) other related loan and collateral security documents which are described and defined in the Loan Agreement (as the same may be amended from time to time, together with the foregoing collectively the “Loan Documents”).

WHEREAS, in partial consideration for, and as an inducement to the Lender to extend credit under the Note, the Mexican Subsidiary executed that certain Guaranty Agreement, dated as of the date hereof (the “Mexican Guaranty”) pursuant to which the Mexican Subsidiary guaranteed all Indebtedness due the Lender under the Loan Documents.

WHEREAS, the Mexican Subsidiary owns the Mexican Collateral, and agrees to pledge such Collateral to secure its obligations under the Mexican Guaranty.

WHEREAS, the Mexican Subsidiary shall receive substantial benefits from Lender’s extension of credit to Borrower under the Loan Documents, and acknowledges that Lender would not have made loans to Borrower and entered into the Loan Documents but for Mexican Subsidiary’s execution of the Mexican Guaranty and this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. Capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Loan Agreement. If there is a conflict between a definition herein and a definition in the Loan Agreement the definition in the Loan Agreement shall control.

SECTION 2

PLEDGE OF SECURITIES and
GRANT OF SECURITY INTEREST

2.1 As security for the payment and performance of any and all of debts, indebtedness, obligations, agreements, claims, charges, fees, expenses and amounts due under the Mexican Guaranty, including without limitation all amounts due under the Note, the Loan Agreement and all other Loan Documents, and the performance of all other obligations and covenants of the Mexican Subsidiary hereunder and under the Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to Lender (the “Secured Indebtedness”), the Mexican Subsidiary hereby pledges to Lender and grants Lender a continuing security interest in and general Lien upon and right of set-off against, all right, title and interests of the Mexican Subsidiary in and to all of Mexican Subsidiary’s assets, including without limitation all Mexican Subsidiary Collateral, whether now owned or hereafter acquired by the Mexican Subsidiary, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”). The Mexican Subsidiary further grants the Lender a right of set-off against the Mexican Subsidiary’s property held by the Lender, now or hereinafter in the possession, custody or control or in transit to the Lender.

2.2 Upon the occurrence and continuation of an Event of Default under this Agreement, the Mexican Guaranty or any of the other Loan Documents, the Lender may effect the transfer of any securities included in the Pledged Collateral into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender. The Mexican Subsidiary will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Pledged Collateral.

SECTION 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 The Mexican Subsidiary represents and warrants to and covenants with Lender that:

(a) The Pledged Collateral is owned by the Mexican Subsidiary, and all such Pledged Collateral is free and clear of any security interests, liens or encumbrances;

(b) The Mexican Subsidiary has full power and authority to create a first lien on the Pledged Collateral in favor of Lender;

(c) No disability or contractual obligation exists which would prohibit each the Mexican Subsidiary from pledging the Pledged Collateral pursuant to this Agreement;

(d) The Mexican Subsidiary will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral;

(e) The Pledged Collateral is not the subject of any present or to the Mexican Subsidiary’s knowledge threatened suit, action, arbitration, administrative or other proceeding, and the Mexican Subsidiary does not know of any reasonable grounds for the in the institution of any such proceedings.

3.2 All the above representations, warranties and covenants shall survive the making of this Agreement.

SECTION 4

RIGHTS PRIOR TO DEFAULT

4.1 Voting Prior to Default. Unless an Event of Default under the Mexican Guaranty or any of the Loan Documents shall have occurred and be continuing, the Mexican Subsidiary shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.

4.2 Dividends and Payments. Unless the Lender agrees, in advance, in writing, the Mexican Subsidiary shall not be entitled to receive any dividends, distributions, stock splits, options, warrants, phantom stock or other form of remuneration paid to, on account of or on behalf of an owner or holder of the Pledged Collateral (collectively "Distributions"). All Distributions shall be paid to Lender, and Borrower shall agree to turnover to Lender all Distributions received by Borrower. If the Mexican Subsidiary receives a Distribution that is to be paid to Lender, the Mexican Subsidiary shall segregate such Distribution, not commingle it with its other assets, hold such Distribution in constructive Mexican Subsidiary for the benefit of Lender and immediately transfer and turnover such Distribution to Lender.

SECTION 5

EVENTS OF DEFAULT

5.1 Events of Default. An Event of Default under any of the Loan Documents shall constitute an event of default under this Agreement, including without limitation the breach of any representation, warranty or covenant by the Mexican Subsidiary or the failure by the Mexican Subsidiary to observe or perform any of the material provisions of this Agreement.

SECTION 6

REMEDIES

6.1 Lender’s Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to exercise all such rights as a secured party under applicable Mexican law and the Uniform Commercial Code of the Commonwealth of Massachusetts as it, in its sole judgment, shall deem necessary or appropriate, including the right to sell all or any part of the Pledged Collateral at one or more public or private sales upon ten (10) days’ written notice to the Mexican Subsidiary. Any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Lender may grant options, provided that any such terms or options shall, in the best judgment of Lender, be extended only in order to obtain the best possible price.

6.2 The Mexican Subsidiary recognizes that Lender may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), so that Lender may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Mexican Subsidiary understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Lender has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if Lender would agree), to register such securities for sale under the Act. Mexican Subsidiary agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

6.3 After the sale of any of the Pledged Collateral, Lender may deduct all reasonable fees and expenses, including without limitation reasonable attorney’s fees, for preserving, collecting, selling and delivering the Pledged Collateral, and for enforcing its rights with respect to the Secured Indebtedness, and shall apply the residue of the proceeds to the Secured Indebtedness in such manner as Lender in its reasonable discretion shall determine, and shall pay the balance, if any to Mexican Subsidiary.

SECTION 7

MISCELLANEOUS PROVISIONS

7.1 Continuing Obligation to Cooperate. The Mexican Subsidiary agrees to execute and deliver to the Lender all such other and further instruments and documents and take or cause to be taken all such other and further action as the Lender may reasonably request in order to effect and confirm or vest more securely in the Lender all rights contemplated in this Agreement.

7.2 Amendments. This Agreement may be amended only by an instrument in writing and duly signed by an authorized officer of Mexican Subsidiary and an authorized officer of the Lender.

7.3 Enforceability. If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

7.4 Venue. The Mexican Subsidiary and Lender agree that any action or proceeding to enforce or arising out of this Loan Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the county of Suffolk.

7.5 Service of Process. Mexican Subsidiary waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confers personal jurisdiction if served by registered or certified mail to each Mexican Subsidiary, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

7.6 No Waiver, Remedies Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. All rights and remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

7.7 Survival of Representations. All representations, warranties and covenants made herein shall survive the making of the Loan under the Loan Documents and the delivery of the Loan Documents, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Lender to the Borrower, and until this Agreement is formally terminated.

7.8 Indemnity By Mexican Subsidiary. In addition to all other Indebtedness, the Mexican Subsidiary agrees to defend, protect, indemnify and hold harmless the Lender, and all of its respective Affiliates, Subsidiaries, officers, directors, employees, attorneys, accountants, consultants, agents and any controlling Persons (collectively the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, obligations, penalties, fees, costs, expenses and settlement agreements, joint and several (including, without limitation, attorneys’ and paralegals’ fees, costs and expenses) incurred by any of the Indemnified Parties, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the Commitment Letter, (ii) any due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of the Borrower, a Mexican Subsidiary, Borrower’s operations, the Collateral and the Leased Premises), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Lender ’s Liens in the Collateral and Pledged Collateral, maintenance of all loans by the Lender to the Borrower, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Indebtedness, (iii) any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with any of the Loan Documents and/or Lender ’s furnishing of funds to the Borrower under this Loan Agreement, (iv) the Lender’s preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees of the outstanding Indebtedness as attorneys fees if collected by or through an attorney at law and disbursements of counsel for Lender in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, (v) periodic field exams, audits and appraisals performed by Lender; and/or (vi) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense, any of which arise from an Indemnified Parties’ gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction. No Indemnified Party shall by liable for any direct or consequential damages that arise from or are related to the Commitment Letter, this Loan Agreement or any of the Loan Documents. Mexican Subsidiary’s obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses shall be part of the indebtedness under the Guaranty and secured by the Pledged Collateral. The indemnity herein shall survive the termination of this Agreement.

7.9 Tax Obligations. If Mexican Subsidiary should fail to pay any tax or other amount required by this Agreement, or applicable law to be paid or which may be reasonably necessary to protect or preserve any Pledged Collateral, Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of payment by the Lender until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents, the Mexican Guaranty and this Agreement. The Mexican Subsidiary agrees to pay and save Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Guaranty or this Agreement, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Lender, Borrower or Mexican Subsidiary with respect to the applicability of such tax. The agreement herein shall survive the termination of this Agreement.

7.10 Reinstatement. Notwithstanding anything herein to the contrary, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lender in respect of the Indebtedness is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or Mexican Subsidiary, or upon the appointment of any receiver, assignee, intervener or conservator of, or Mexican Subsidiary or similar official for, the Borrower, Mexican Subsidiary or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

7.11 Notices. Any notice or other communication hereunder to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified in Exhibit A.

7.12 Governing Law. This Agreement shall be deemed contracts made under the laws of the Commonwealth of Massachusetts, and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

7.13 Successors. This Loan Agreement shall be binding upon and shall inure to the benefit of the Mexican Subsidiary and the Lender, and their respective heirs, successors and assigns.

7.14 Assignment. The Mexican Subsidiary may not assign any of its rights, obligations, covenants, representations, warranties, duties or responsibilities hereunder. Any such assignment shall be void. The Lender may assign all or part of its rights hereunder and under the Loan Documents, at any time.

7.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

7.16 Exhibits. The exhibits annexed hereto are the only exhibits to be annexed to this Agreement, and the material contained therein shall be incorporated herein.

7.17 Captions. The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Loan Agreement and shall not be utilized in the construction hereof.

7.18 Powers. All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

7.19 Approvals. If this Agreement calls for the approval or consent of Lender, such approval or consent may be given or withheld in the discretion of Lender unless otherwise specified herein.

7.20 No Punitive Damages. Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other and hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any Dispute.

7.21 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LOAN AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.21.

7.22 Participations. Lender shall have the right to enter into one or more participation agreements with other lenders with respect to the Indebtedness. Upon prior notice to the Mexican Subsidiary of such participation, Mexican Subsidiary shall thereafter furnish to such participant any information furnished by the Mexican Subsidiary to Lender pursuant to the terms of the Mexican Guaranty and this Agreement. Nothing in this Agreement or any other Loan Document shall prohibit Lender from pledging or assigning this Agreement and Lender’s rights under any of the other Loan Documents, including collateral therefore, to any Federal Reserve Lender in accordance with applicable law.

7.23 Joint and Several Obligations. All Indebtedness, representations, warranties, covenants and indemnities set forth herein and in the Loan Documents shall be joint and several among all the Borrower, Mexican Subsidiary and the remaining Corporate Guarantors. Lender shall have the right to deal with Mexican Subsidiary or any other Mexican Subsidiary with regard to all matters concerning the rights and obligations of Lender hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the Mexican Subsidiary with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon the Mexican Subsidiary. The foregoing is a material inducement to the agreement of Lender to enter into the terms hereof and to consummate the transactions contemplated hereby.

7.24 Waiver of Certain Defenses. All rights of Lender and all obligations of the Mexican Subsidiary hereunder and under the Loan Documents shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of the Mexican Subsidiary, or the Borrower, or any third party, other than payment and performance in full of the Indebtedness.

7.25 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Loan Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Loan Agreement and (e) the word “asset” shall be construed to the have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

[Remainder of the page is blank. Signatures are on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESSED	CORPORACION DELINC S.A. de CV

______________________	__________________________________
By: John Zampetti
Its: Sole Administrator
Duly Authorized

WITNESSED	JMC VENTURE PARTNERS LLC

______________________	__________________________________
By: G. Lawrence Bero
Its: Treasurer
Duly Authorized

[Signature page to Security Agreement/Corporacion Delinc]

EXHIBIT A

Notice Addresses

If to the Lender:
G. Lawrence Bero
2 Oliver Street
Boston, Massachusetts 02109
o: (617) 338-4431
f: (617) 338-5353

With a Copy to:
Thomas Durkin, Esq.
Gesmer Updegrove LLP
40 Broad Street
Boston, Massachusetts 02110
o: (617) 358-6800
f: (617) 358-6878

If to the Mexican Subsidiary:

Corporacion Delinc S.A. DE CV
c/o Solomon Technologies, Inc.
1224 Mill Street
Building “B”
East Berlin, Connecticut 06023
Attn: President

With a copy to:
Neal S. Splaine, Esq.
Pepe & Hazard LLP
225 Franklin Street
Boston, Massachusetts 02110
o: (617) 748-5513
f: (617) 748-5555